UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Standstill Agreement

As previously disclosed in that Current Report on Form 8-K filed by NextPlay Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on October 25, 2021 (the “Prior 8-K”), the Company entered into a Note Purchase Agreement (the “October 2021 Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $1,665,000 (the “October 2021 Note”). Pursuant to the October 2021 Note, from time to time, beginning six months after its issuance, Streeterville has the right to redeem any portion of the October 2021 Note, up to a maximum amount of $375,000 per month.

On May 5, 2022, the Company and Streeterville entered into a Standstill Agreement, pursuant to which Streeterville agreed that it will not seek to redeem any portion of the October 2021 Note before September 18, 2022. As consideration for such agreement, the outstanding balance of the October 2021 Note was increased by approximately $87,639, resulting in an updated outstanding balance of approximately $1,840,913. Pursuant to Standstill Agreement, in the event of a default by the Company under the October 2021 Note, the Standstill Agreement shall terminate immediately. Except as provided herein, the Standstill Agreement does not impact or alter the terms of the October 2021 Note or the October 2021 Purchase Agreement, both of which remain in full force and effect. Additional information regarding the terms and conditions of the October 2021 Note and the October 2021 Purchase Agreement are set forth in the Prior 8-K, and is incorporated herein by reference.

The foregoing description of the Standstill Agreement is qualified in its entirety by the full text of the Standstill Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 10-K (this Report), and is incorporated herein by reference.

May 2022 Streeterville Note Purchase

On May 5, 2022 (the “Effective Date”), the Company entered into a new Note Purchase Agreement (the “May 2022 Purchase Agreement”) with Streeterville, pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $2,765,000 (the “May 2022 Note”). Streeterville paid consideration of $2,500,000, which amount represents the original principal amount less a $250,000 original issue discount, which was fully earned upon issuance (the “OID”), and a total of $15,000 to cover Streeterville’s professional fees and transaction expenses incurred in connection with the transaction.

The May 2022 Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on May 5, 2023). From time to time, beginning six months after issuance, Streeterville may redeem any portion of the May 2022 Note, up to a maximum amount of $625,000 per month. In the event the Company fails to pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the May 2022 Note. Under certain circumstances, the Company may defer the redemption payments up to three times, for 30 days each, provided that upon each such deferral, the outstanding balance of the May 2022 Note is increased by 2%.

Subject to the terms and conditions set forth in the May 2022 Note, the Company may prepay all or any portion of the outstanding balance of the May 2022 Note at any time subject to a prepayment penalty equal to (i) 5% of the amount of the outstanding balance to be prepaid if such prepayment is made on or before six months from the Effective Date and (ii) 10% of the amount of the outstanding balance to be prepaid if such prepayment is made after six months from the Effective Date. For so long as the May 2022 Note remains outstanding, the Company has agreed to pay to Streeterville 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock within ten days of receiving such amount, which payments will be applied towards and will reduce the outstanding balance of the May 2022 Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the May 2022 Note (each an “Equity Payment”). Each time that the Company fails to pay an Equity Payment, the outstanding balance of the May 2022 Note automatically increases by 10%. Additionally, in the event the Company fails to timely pay any such Equity Payment, Streeterville may seek an injunction which would prevent the Company from issuing common or preferred stock until or unless the Company paid all past-due Equity Payments.

By June 4, 2022 (the “Deadline”), pursuant to the terms of the May 2022 Note, HotPlay Enterprises Limited (“HotPlay”), a wholly-owned subsidiary of the Company, must become a co-borrower on the May 2022 Note and the October 2021 Note (together, the “Notes”). If HotPlay has not become a co-borrower on the Notes by the Deadline, the outstanding balance on the May 2022 Note automatically increases by an amount equal to 10% of the then-current outstanding balance, provided such failure is not deemed an event of default under the May 2022 Note.

Additionally, upon each major default described in the May 2022 Note (including, without limitation, the failure to pay amounts under the May 2022 Note when due or to observe any covenant under the May 2022 Purchase Agreement (other than the requirement to make Equity Payments)), the outstanding balance of the May 2022 Note may be increased, at Streeterville’s option, by 15%, and for each other default, the outstanding balance of the May 2022 Note may be increased, at Streeterville’s option, by 5%, provided such increase can only occur three times each as to major defaults and minor defaults, and that such aggregate increase cannot exceed 30% of the balance of the May 2022 Note immediately prior to the first event of default.

The May 2022 Purchase Agreement and the May 2022 Note contain customary events of default, including if the Company undertakes a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent. Pursuant to the May 2022 Note, upon the occurrence of certain events of default (mainly our entry into bankruptcy), the outstanding balance of the May 2022 Note will become automatically due and payable. Upon the occurrence of other events of default, Streeterville may declare the outstanding balance of the May 2022 Note immediately due and payable at such time or at any time thereafter. After the occurrence of an event of default (and upon written notice from Streeterville), interest on the May 2022 Note will accrue at a rate of 22% per annum, or if lesser, the maximum rate permitted under applicable law. The May 2022 Purchase Agreement prohibits Streeterville from shorting our stock through the period that Streeterville holds the May 2022 Note.

The May 2022 Purchase Agreement also provides for cross-indemnification by the parties in the event that they incur loss or damage related to, among other things, a breach of applicable representations, warranties, or covenants under the May 2022 Purchase Agreement.

In connection with the May 2022 Purchase Agreement and the May 2022 Note, the Company entered into a Security Agreement with Streeterville (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company.

The foregoing description of the May 2022 Purchase Agreement, the May 2022 Note, and the Security Agreement is qualified in its entirety by the full text of the May 2022 Purchase Agreement, the May 2022 Note, and the Security Agreement, copies of which are attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Report, and are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report, under the heading “May 2022 Streeterville Note Purchase” (including, but not limited to, the description of the May 2022 Note and May 2022 Note Purchase Agreement), to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Report, under the heading “May 2022 Streeterville Note Purchase” (including, but not limited to, the description of the May 2022 Note and May 2022 Note Purchase Agreement), to the extent required by this Item 3.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Standstill Agreement, dated May 5, 2022, by and between NextPlay Technologies, Inc. and Streeterville Capital, LLC
10.2	Note Purchase Agreement, dated May 5, 2022, by and between NextPlay Technologies, Inc. and Streeterville Capital, LLC
10.3	Secured Promissory Note, dated May 5, 2022, by and between NextPlay Technologies, Inc. and Streeterville Capital, LLC
10.4	Security Agreement, dated May 5, 2022, by NextPlay Technologies, Inc. in favor of Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: May 11, 2022	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Co-Chief Executive Officer